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                                                                     Exhibit 5.1



                                                                  April 12, 2001



Charter Communications, Inc.
12444 Powerscourt Drive
St. Louis, Missouri 63131

          Re: Charter Communications, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

     This opinion is delivered in our capacity as counsel to Charter Communications, Inc., a Delaware company ("the Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the issuance and sale from time to time pursuant to Rule 415 under the Securities Act of the following securities, with an aggregate public offering price of up to $4,000,000,000; debt securities, which may be senior or subordinated debt securities (including debt securities convertible into equity securities of CCI) (the "Debt Securities"); shares of preferred stock of the Company, par value $.001 per share (the "Preferred Stock"), and shares of Class A common stock of the Company, par value $.001 per share (the "Class A Common Stock," and together with the Preferred Stock, the "Shares").

     In connection with this opinion, we have examined copies or originals of such documents, resolutions, certificates and instruments of the Company as we have deemed necessary to form a basis for the opinion hereinafter expressed. In addition, we have reviewed such other instruments and documents as we have deemed necessary to form a basis for the opinion hereinafter expressed.

     In our examination of the foregoing, we have assumed, without independent investigation, (i) the genuineness of all signatures, and the authority of all persons or entities signing all documents examined by us, and (ii) the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us as certified, conformed or photostatic copies. With regard to certain factual matters, we have relied, without independent investigation or verification, upon statements and representations of representatives of the Company.

     Based upon and subject to the foregoing, we are of the opinion that:

     (1) (a) The Debt Securities, subject to the Registration Statement becoming effective and any applicable state securities or blue sky laws being complied with, when duly authorized for issuance and when the terms thereof and their issue and sale have been duly established in accordance with a prospectus supplement, upon issuance and
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Charter Communications, Inc.
April 12, 2001
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delivery thereof as set forth in the Registration Statement, and upon receipt by
Charter Communications, Inc. of the purchase price thereof, will be validly issued and will constitute valid and binding obligations of Charter Communications, Inc., subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and by general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith and reasonableness in the interpretation and enforcement of contracts, and the application of such principles to limit the availability of equitable remedies such as specific performance; and (b) if the Debt Securities are convertible into shares of Class A common stock, such shares of Class A common stock issuable upon conversion of Debt Securities will be validly issued, fully paid and non-assessable, assuming the issuance of the shares of Class A common stock upon conversion of the Debt Securities has been authorized by all necessary corporate action, that the Debt Securities have been converted in accordance with their terms and the terms of the applicable Indenture and that the certificates evidencing such shares of Class A common stock are duly executed and delivered. In rendering the opinion set forth in clause (b) of this paragraph (1), we have assumed that, at the time of issuance of any shares of Class A common stock upon conversion of Debt Securities, neither the certificate of incorporation nor the by-laws of the Company shall have been amended so as to affect the validity of such issuance.

     (2) When (a) the Preferred Stock is duly authorized for issuance and when the terms thereof and their issue and sale have been duly established in accordance with a prospectus supplement, (b) the terms of the series of the Preferred Stock and their issue and sale have been duly established and, if applicable, a deposit agreement has been duly authorized, executed and delivered by the Company, (c) a certificate of designations with respect to such series of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, (d) the Registration Statement has become effective and any applicable state securities or blue sky laws have been complied with, (e) the shares of such series of Preferred Stock have been issued and delivered as set forth in the Registration Statement, and (f) Charter Communications, Inc. has received the purchase price of such shares in accordance with the terms of their issue and sale, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

     (3) The Class A common stock, subject to the Registration Statement becoming effective and applicable blue sky laws being complied with, when duly authorized for issuance and when the terms of their issue and sale have been duly established in accordance with a prospectus supplement, upon the issuance and delivery thereof as set forth in the Registration Statement, and upon the receipt by Charter Communications, Inc. of the purchase price thereof, will be validly issued, fully paid and nonassessable.

     We are members of the Bar of the State of New York, and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor


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Charter Communications, Inc.
April 12, 2001
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do we express any opinion herein, concerning the laws of any jurisdiction other than the laws of the State of New York.

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Charter Communications, Inc.
April 12, 2001
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     We hereby consent to being named as counsel to the Company in the
Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                   Very truly yours,




                                   /s/ Paul, Hastings, Janofsky & Walker LLP